Morgan Stanley Select Dimensions Investment Series
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002

American Opportunities Portfolio
Security Date     Price     Shares  %of    Total        Purcha  Broker
         of       Of        Purcha  Asset  Issued       sed
         Purcha   Shares    sed     s                   By
         se                                             Fund
Carolina 01/31/   $28.00    31,100  0.297  $980,000,00  0.089%  Salomon
Group    2002                       %      0                    Smith
                                                                Barney
Premcor  04/29/   $24.00    9,800   0.032  $432,000,00  0.054%  Bear
         02                         %      0                    Stearns

Balanced Growth Portfolio
Security Date     Price     Shares  %of    Total        Purcha  Broker
         of       Of        Purcha  Asset  Issued       sed
         Purcha   Shares    sed     s                   By
         se                                             Fund
Singtel  11/15/   $99.74    75,000  0.104  $1,346,503,  0.006%
6.375    01                         %      500
12/01/11

Developing Growth Portfolio
Security Date     Price     Shares  %of    Total        Purcha  Broker
         of       Of        Purcha  Asset  Issued       sed
         Purcha   Shares    sed     s                   By
         se                                             Fund
Carolina 01/31/   $28.00    8,200   0.272  $980,000,00  0.023%  Salomon
Group    2002                       %      0
PETCO    02/21/   $19.00    2,500   0.059  $275,500,00  0.017%  Merrill
Animal   2002                       %                           Lynch
Supplies
Inc.
Premcor  04/29/   $24.00    400     0.010  $432,000,00  0.0026  Goldman
         2002                       %      0            %       Sachs

Diversified Income Portfolio
Security Date     Price     Shares  %of    Total        Purcha  Broker
         of       Of        Purcha  Asset  Issued       sed
         Purcha   Shares    sed     s                   By
         se                                             Fund
Singtel  11/15/   $99.74    25,000  0.122  $1,346,503,  0.002%
6.375    01                         %      500
12/01/11

Dividend Growth Portfolio
Security Date     Price     Shares  %of    Total        Purcha  Broker
         of       Of        Purcha  Asset  Issued       sed
         Purcha   Shares    sed     s                   By
         se                                             Fund
Traveler 03/21/   $18.50    125,00  0.220  $3,885,000,  0.60%   Salomon
s        02                 0       %      000                  Smith
Property                                                        Barney
Casualty
Corp.

Growth Portfolio
Security Date     Price     Shares  %of    Total        Purcha  Broker
         of       Of        Purcha  Asset  Issued       sed
         Purcha   Shares    sed     s                   By
         se                                             Fund
Carolina 01/31/   $28.00    8,900   0.270  $875,700,00  0.028%  First
Group    2002                       %      0                    Boston
PETCO    02/21/   $19.00    5,800   0.140  $275,000,00  0.004%  Merrill
Animal   02                         %      0                    Lynch
Supplies
Inc.
JETBLUE  04/11/   $27.00    200     0.010  $158,490,00  0.017%  Raymond
Airways  02                         %      0                    James
Corp.
Lin TV   05/03/   $22.00    1,500   0.010  $374,000,00  0.012%  JP
Corp./TV 02                         %      0                    Morgan
L
Premcor  04/29/   $24.00    400     0.010  $432,000,00  0.0028
         02                         %      0            %